UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2023

Inari Medical, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39293	45-2902923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Oak Canyon, Suite 100
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 923-4747
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NARI	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Inari Medical, Inc. (the “Company”) was held on May 18, 2023. The final voting results for each proposal are set forth below.

1.Each of the following Class III director nominees was elected to serve on the Company’s board of directors for a three-year term expiring at the Company’s 2026 annual meeting of shareholders, by the following vote:

Names of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Cynthia Lucchese	35,340,330	10,698,171	5,311,980
Jonathan Root, M.D.	32,079,459	13,959,042	5,311,980
Robert Warner	45,664,293	383,013	5,303,175

2.The shareholders ratified the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,013,353	284,978	52,150	0

3.The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in our proxy statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,519,009	3,417,294	111,003	5,303,175

No other matters were submitted for shareholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INARI MEDICAL, INC.

Date:	May 19, 2023	By:	/s/ Mitchell Hill
Mitchell Hill Chief Financial Officer